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                                                                   EXHIBIT 10.4
















                                TRUST AGREEMENT

                                    Between

                   VOYAGER LIFE AND HEALTH INSURANCE COMPANY

                                State of Georgia

                                      And

                            STEWART INSURANCE, LTD.

                            Turks and Caicos Islands


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                                TRUST AGREEMENT

THIS TRUST AGREEMENT is made and entered into by and among Voyager life and Health Insurance Company, a corporation organized under the laws of the State of Georgia (hereinafter referred to as Ceding Company) and Stewart Insurance, Ltd. a corporation organized under the laws of The Turks and Caicos Islands (hereinafter referred to as Reinsuring Company), and First Union National Bank of Florida, a National Bank organized under the laws of the State of Florida, with offices in Jacksonville, Florida (hereinafter referred to as Trustee).

                                  WITNESSETH:

WHEREAS, Ceding Company has heretofore entered into a Reinsurance Agreement effective as of January 1, 1993, with Reinsuring Company; and

WHEREAS, Reinsuring Company has accepted certain liability for reinsurance assumed as provided in the Reinsurance Agreement, but is not authorized to transact insurance business in certain states, or is not authorized to act as reinsurer pursuant to statutes or regulations as prescribed by the governing officials of said states;

and WHEREAS, notwithstanding Ceding Company's liability under said policy being reinsured by Reinsuring Company, so long as Reinsurer Company remains unqualified to act as reinsurer in certain states, Ceding Company, in order to take credit for such reinsurance on its Annual Statement is required to keep and maintain certain required reserves thereon to the same extent as would have been maintained bad such liability not been reinsured;

and WHEREAS, the Reinsurance Agreement requires the establishment of a Trust Account 50 as to permit Ceding Company to take credit in its Annual Statement in accordance with Section 33-7-14(b) of the Georgia Insurance Code as revised from time to time for the reinsurance so ceded;

and WHEREAS, the Trustee is a qualified U.S. Financial Institution in accordance with Section 33-7-14(c)(2) of the Georgia Insurance Code,

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

                          ARTICLE I. REQUIRED DEPOSIT

This Trust Agreement, which is attached to and forms a permanent part of the Reinsurance Agreement and which is effective on the date of its execution by all parties, is established for the benefit of Ceding Insurer for the sole purpose of Reinsuring Company providing additional security for the performance of all its obligations to Ceding Company under the Reinsurance Agreement. Reinsuring Company hereby agrees to deposit into a trust account


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established with Trustee, which is a member of the Federal Reserve System, assets equal to the reserves required to be established by Reinsuring Company (such deposits hereinafter referred to as the Account). The Trustee shall determine that the assets shall be held in such form that the Trustee upon direction of Ceding Company may, whenever necessary, negotiate or transfer any such assets without consent or signature from Reinsuring Company or any other person or entity. Reinsuring Company agrees to execute assignments, endorsements in blank or other necessary documents on all assets requiring such in order to effect such transfer. The determination of the amount required to be maintained in the Account shall be determined by Ceding Company through actuarial statements upon which the Trustee may rely without liability.

                      ARTICLE II. PERMISSIBLE INVESTMENTS

It is understood that assets so deposited shall be valued, for purposes in determining the extent thereof, according to their fair market value thereof. Such assets shall consist only of: 1) Cash (United States legal tender), 2) deposit accounts or certificates of deposit, of less than one year maturity, in an amount not exceeding $1,000,000 in any single bank or savings and loan company organized under the laws of the United States that has a short term debt rating of F2/A2 or better from Moody's or Standard and Poor's or $100,000 in any other single bank or savings and loan company that is organized under the laws of the United States and is federally insured, 3) U.S. government obligations, or 4) such securities which are readily marketable over a national exchange listed by the Securities Valuation Office of the National Association of Insurance Commissioners and qualifying as admitted assets for life companies, provided that such securities are issued by an institution that is not the parent, subsidiary or affiliate of Reinsuring Company or Ceding Company. It is understood that the Trustee shall not be responsible for determining the fair market value of securities maintained in the Account nor to determine the total assets required to be maintained in the Account.

                        ARTICLE III. BALANCE ADJUSTMENT

Any adjustments by Reinsuring Company necessary to maintain the Account at the required reserves shall be made by Reinsuring Company within ten (10) days following receipt by Reinsuring Company of Coding Company's statement indicating the necessary amount of said reserves.

                ARTICLE IV. VOTING/DIVIDEND AND INTEREST RIGHTS

Reinsuring Company shall have the full and unqualified right to vote and execute consents with respect to any shares of stock forming a part of the Account for any purpose as Reinsuring Company in their discretion may deem proper. The Trustee is hereby authorized and empowered, with prior notice to Ceding Company, to demand payment of and collect any and all interest or cash dividends on assets pledged hereunder, and the Trustee, is directed to remit to Reinsuring Company all of such interest or cash dividends collected;


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provided, however, that if at any time of collection or receipt of such interest by the Trustee, any amount is due the Account under provisions of
Article I or is due Ceding Company under the circumstances described in Article VI hereof the Trustee shall deposit, retain, hold or dispose of such interest upon the same terms and conditions as the Trustee is authorized to hold and dispose of the assets pledged hereunder.

The Trustee shall not be responsible for the collection or record maintenance for any stock dividends.

                         ARTICLE V. WITHDRAWAL OF FUNDS

Withdrawals of assets from the Account cannot be made without the written consent of the Ceding Company. With the written consent of Ceding Company, Reinsuring Company shall at any time have the right to withdraw assets from the Account, provided that Reinsuring Company replaces such assets with assets that are in such form and of sufficient value to meet the requirements of this Trust Agreement, and that after such withdrawal and transfer, the market value of the Account is no less than 102% of the amount required by Article I above. Ceding Company shall execute any and all documents necessary to permit Reinsuring Company to withdraw assets under this Trust Agreement. In the event that the Reinsurance Agreement is terminated, Ceding Company shall have the right during the runoff period to control assets deposited under this Trust Agreement to the extent of 150% of the amount required by Article I above, until the Account is dissolved, in accordance with Article VIII hereof.

                            ARTICLE VI. USE OF FUNDS

Reinsuring Company agrees that the assets of Reinsuring Company deposited in the Account pursuant to this Trust Agreement, shall be subject to withdrawal by Ceding Company at. any time and utilized only by Ceding Company, or its successors in interest by operation of law, including without limitation any liquidator, rehabilitator, receiver or conservator, only in the event of Reinsuring Company's failure to fulfill its obligations under the terms of the Reinsurance Agreement or any other reinsurance agreement between the Ceding Company (including its affiliate companies) and Reinsuring Company (including its affiliate companies) and only for the following purposes:

A. to reimburse Ceding Company for Reinsuring Company's share of premium refunded on account of cancellations of policies reinsured under the Reinsurance Agreement;

B. to reimburse Ceding Company for Reinsurance Company's share of surrenders, if any, and benefits or losses paid pursuant to the provisions of the policies reinsured under the Reinsurance Agreement;


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C.       in the event of notice of termination of this Trust Agreement, to fund an account with Ceding Company in an amount at least equal to the deduction, for reinsurance ceded, from Ceding Company's liabilities for policies ceded under the Agreement, such account to include, but not be limited to, amounts for policy reserves, claims and losses incurred (including losses incurred but not reported), allocated loss adjustment expenses and unearned premiums reserves; and

D. to reimburse Ceding Company for any other amounts due from Reinsuring Company pursuant to the Reinsurance Agreement or any other reinsurance agreement between Ceding Company (including its affiliate companies) and Reinsuring Company (including its affiliate companies).

All of said reimbursements shall be made without diminution because of insolvency of Ceding Company or Reinsuring Company.

                    ARTICLE VII. RESPONSIBILITIES OF TRUSTEE

A. Upon written demand by Ceding Company at Trustee's office in the United States, Trustee is hereby authorized and directed to immediately convey, assign or transfer absolutely and unequivocally all right, title and interest in. or sell or collect at maturity (in which manner Ceding Company shall direct) any and all of the assets pledged hereunder, without notice to Reinsuring Company, and to deliver physical custody of such assets or the proceeds of any such sale to Ceding Company. In the event that the amount realized upon any sales or collections of any assets is greater than the amount due Ceding Company hereunder, the excess shall be returned to, or retained by Trustee, to be held in the same manner as other assets pledged hereunder. Reinsuring Company agrees to cooperate promptly with all requests of Trustee or Ceding Company to assign, sell and/or transfer to Ceding Company the assets necessary to satisfy the requirements of this Trust Agreement.

B. Trustee shall notify Coding Company and Reinsuring Company, within 10 days, of any deposits to or withdrawals from the Account and shall report to Ceding Company and Reinsuring Company at the inception of the Account and not later than the 20th day of the month following the end of each calendar quarter, the amount on deposit as of the last day of the preceding quarter. The report shall also contain a listing identifying the cash, securities and other assets on deposit. The Trustee shall be responsible for investing funds at the direction of the parties as herein provided, and shall have no other investing responsibilities.

C. Trustee agrees to receive from Reinsuring Company the assets forming the Account and to hold said assets in safekeeping subject to the terms of this Trust Agreement at the Trustee's office in the United States. All cash received by Trustee shall be deposited in a bank, which is a member of the Federal Reserve System including itself, as the Trustee may deem proper.

D. Reinsuring Company agrees to pay all costs or fees of Trustee for acting as Trustee


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         hereunder including fees for legal services incurred by Trustee if
         Trustee deems such services necessary, and the parties agree that such costs or fees shall not be withdrawn from the Account or otherwise paid with Trust assets.

E. Subject to the obligations of Paragraph F. below, the Trustee shall be protected in acting upon any statement notice, resolution, consent, letter or other document reasonably believed by the Trustee to be genuine and to have been signed, sent or presented by the proper party or parties.

F. Whenever the Trustee is authorized or directed pursuant to the provisions of this Trust Agreement to take any action and acts in accordance with such written and signed directions by the appropriate party or parties, then Ceding Company and Reinsuring Company hereby agree to indemnify the Trustee against all losses, insuring damages, costs and expenses, including reasonable attorney's fees, resulting from any act so taken by the Trustee, except that Trustee shall be liable for its own negligence, willful misconduct, lack of good faith, or breach of fiduciary duty.

                           ARTICLE VIII. TERMINATION

A. Unless sooner terminated by mutual written consent of Ceding Company and Reinsuring Company, this Trust Agreement shall terminate when Reinsuring Company shall no longer be liable as a reinsurer under the terms and provisions of the Reinsurance Agreement; provided always that the Trustee shall deliver to the parties notification of termination at least 30 days prior to termination. Upon termination of this Trust Agreement, the Trustee shall, upon written approval of Ceding Company, return the assets then remaining in the Account to Reinsuring Company or Reinsuring Company's legal representative or assigns, without further order of instruction, and thereupon the Trustee shall be released and discharged from all further duty and liability in respect to the assets.

B. Ceding Company and Reinsuring Company may mutually agree to change the Trustee at any time.

C. The Trustee shall have the option to terminate its agreement to am as Trustee under this Trust Agreement at any time by giving 90 days prior notice by certified mail to Ceding Company and Reinsuring Company provided that no such resignation shall be effective until a successor trustee has been duly appointed and approved by Ceding Company and Reinsuring Company and all assets in the Account have been duly transferred to the new Trustee.


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                          ARTICLE IX. ENTIRE CONTRACT

This Trust Agreement and the Reinsurance Agreement to which it is attached constitute the entire agreement and supersede all prior agreements, understandings and negotiations, oral and written, between Coding Company and Reinsuring Company. This Trust Agreement is not subject to any conditions or qualifications outside of this Trust Agreement other than the Reinsurance Agreement. Except with respect to the provisions of Paragraphs E and F of
Article VII hereof, this Trust Agreement may be altered, amended or terminated at any time by written agreement of Ceding Company and Reinsuring Company. However, no waiver, amendment or modification hereof shall be of any force or effect unless in writing and signed by the parties making specific reference hereto. If any provision of this Trust Agreement is held to be unenforceable by a tribunal having jurisdiction in the matter, then such provision shall be enforced to the maximum extent possible and the remaining provisions shall remain in full force and effect. Furthermore, in lieu of such unenforceable provision, there shall be added automatically a part of this Trust Agreement a provision as similar in terms as may be possible and enforceable.

                      ARTICLE X. MISCELLANEOUS PROVISIONS

A. Neither Ceding Company nor Reinsuring Company shall assign or transfer all of any part of the rights or obligations accruing hereunder without the prior written consent of each other. Trustee shall not assign or transfer all or any part of its rights or obligations hereunder without the prior written consent of both Ceding Company and Reinsuring Company.

B. Should an irreconcilable difference of opinion or dispute arise between Ceding Company and Reinsuring Company as to the interpretation of this Trust Agreement or as to transactions with respect to this Trust Agreement, such differences or dispute shall be resolved in accordance with the Arbitration provision in the Reinsurance Agreement which is incorporated herein by reference in its entirety.

C. This Trust Agreement shall be deemed to have been made and shall be interpreted and construed pursuant to the laws of the State of Texas. Reinsuring Company agrees to submit to the jurisdiction of any court of competent jurisdiction in Texas, to comply with all requirements necessary to give such court jurisdiction, and to abide by the final decision of such court or any Appellant Court in the event of appeal. Reinsuring Company hereby designates the Commissioner of Insurance of the state of domicile of Ceding Insurer as its true and lawful attorney upon whom may be served any lawful process and any action, suit or proceeding instituted by or on behalf of the Ceding Company. This provision, however, is not intended to conflict with or override the obligation of the parties to arbitrate their disputes in accordance with Paragraph B above.

D. All notices and other communications shall be in writing and shall be delivered personally or mailed, postage prepaid, certified or registered mail, return receipt


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         requested to the respective addresses as follows or otherwise to a party as it may specify by notice given:

If to Ceding Insurer:      Voyager Life & Health Insurance Company
                           714 Main Street
                           Fort Worth, Texas 76102
                           Attention: President

If to Reinsuring Company   Stewart Insurance, Ltd.
                           400 Lamb Ave.
                           Union Point, GA. 30669
                           Attention: Mr. Ben Stewart

If to Trustee:             First Union National Bank of Florida
                           Capital Management Group
                           214 Hogan Street - Ed Ball Bldg., FL 0135
                           Jacksonville, FL 32202
                           Attention: David Keim, Vice President

E. The terms of this Agreement shall not be construed in favor of or against any party on account of the party's participation or lack of participation in the drafting of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate by their duly authorized officers.

VOYAGER LIFE & HEALTH INSURANCE
COMPANY

By:                                           Witness:
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Title:
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Date:
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STEWART INSURANCE, LTD.

By:                                           Witness:
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Title:
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Date:
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FIRST UNION NATIONAL BANK OF
FLORIDA

By:                                           Witness:
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Title:
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Date:
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